UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 30, 2020

PASSUR AEROSPACE, INC.

(Exact Name of Registrant as Specified in Charter)

New York	0-7642	11-2208938
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Landmark Square, Suite 1900 Stamford, CT 06901
(Address of Principal Executive Offices) (Zip Code)

(203) 622-4086

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of James T. Barry

On June 30, 2020, PASSUR Aerospace, Inc. (“PASSUR” or the “Company”) and James T. Barry, the Company’s President, entered into a separation agreement (the “Separation Agreement”), pursuant to which Mr. Barry’s resigned from his position, effective as of June 30, 2020. In connection with the resignation of his employment, Mr. Barry has also resigned as a director and officer of PASSUR, effective as of June 30, 2020.

Pursuant to the Separation Agreement, the Company and Mr. Barry have entered into an independent contractor agreement, dated as of June 30, 2020, pursuant to which Mr. Barry will provide consulting services to the Company during the period beginning on July 1, 2020 and ending on the earlier of April 30, 2021 or the date Mr. Barry secures replacement employment. During such period, Mr. Barry will receive a monthly consulting fee of $2,500.

The Separation Agreement contains a customary release of claims and non-disparagement provisions.  A copy of the Separation Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Appointment of Brian Cook as President

In connection with the termination of Mr. Barry’s employment, the Board of Directors of PASSUR has appointed Brian G. Cook as President of the Company, effective as of June 30, 2020. Mr. Cook will continue in his current roles as the Chief Executive Officer (“CEO”) and a director of the Company. Mr. Cook will not receive additional compensation for his service as the Company’s President.

Mr. Cook, age 55, has served as CEO of the Company since February 2020 and as a director of the Company since December 3, 2018. Mr. Cook previously served as Chief Executive Officer and a member of the board of directors at CyFIR from September 2018 until January 2020. Mr. Cook is currently a director at PTG Technologies. Mr. Cook has held the position of Vice President and General Manager Travel and Transportation at DXC Technology, where he led the integration of CSC’s and Hewlett Packard Enterprise Services transportation division into a single business unit at DXC, creating one of the world’s largest transportation technology services businesses serving airlines, airports, rail and logistics providers. During his 29 years of executive leadership, he has held a number of positions in the travel industry, including Vice President and General Manager, Travel and Transportation at Hewlett Packard, President, SITA Airline Solutions North America, Vice President, SITA Passenger Solutions, and Director, Information Technology at Star Alliance.

There are no family relationships between Mr. Cook and any other director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer. There are no arrangements or understandings between Mr. Cook and any other persons pursuant to which he was selected as President of the Company.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

Exhibit Number	Exhibit Title
10.1*	Separation Agreement, dated as of June 30, 2020, by and between PASSUR Aerospace, Inc. and James Barry.

* The Company has omitted an exhibit to the Separation Agreement pursuant to Item 601(b)(10)(iv) of Regulation S-K and shall furnish supplementally to the SEC copies of such omitted exhibit upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PASSUR AEROSPACE, INC.

By:  /s/ Louis J. Petrucelly
Name:  Louis J. Petrucelly
Title:   SVP and Chief Financial Officer

Date:  July 2, 2020